Exhibit 99.1

Contact: Paul Colasono, CFO	Franklin Credit Management Corporation
(201) 604-4402
pcolasono@franklincredit.com

For Immediate Release

FRANKLIN CREDIT MANAGEMENT ENTERS INTO DEBT
RESTRUCTURING WITH LEAD LENDING BANK

NEW YORK, January 3, 2008 -- Franklin Credit Management Corporation (NASDAQ Global Market: FCMC), a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, today announced that on December 28, 2007, the Company and its direct and indirect subsidiaries, including its Tribeca Lending Corp. origination subsidiary (“Tribeca”), entered into a series of restructuring agreements (the “Forbearance Agreements”) with its lead lending bank, The Huntington National Bank (the “Bank”). The Bank is the successor to Sky Bank, and a wholly-owned subsidiary of Huntington Bancshares Incorporated (NASDAQ: HBAN).

Key highlights of theCompany’s debt restructuring include:

➢	Franklin Credit’s indebtedness to the Bank was reduced by approximately $300 million, and Franklin Credit paid a restructuring fee to the Bank of $12 million;

➢
approximately $1.5 billion in outstanding indebtedness to the Bank, including approximately $1.0 billion in outstanding indebtedness of Franklin Credit, and approximately $491 million in outstanding indebtedness of Tribeca, was restructured into six term loans with modified terms and a maturity date of May 15, 2009;

➢	the Forbearance Agreements contain certain new restrictions on the Company’s activities, including affirmative and negative covenants customary for restructurings of this type; and

➢
the Bank will not be required to provide any additional advances for new portfolio acquisitions or loan originations, and prior consent of the Bank is required for the Company to engage in its anticipated business activities, including providing due diligence or the servicing of loans for third parties, brokering loans, or participating in off-balance sheet joint ventures and special purpose vehicles.

Paul Colasono, Chief Financial Officer of Franklin Credit, commented, “the $300 million debt reduction, which was a critical component of the restructuring with our Bank, will result in the Company recognizing a substantial gain, which we believe will restore the Company to positive net worth as of December 31, 2007.”

“These agreements provide Franklin the opportunity to return to a positive net worth and an earnings position that should enable the Company to capitalize on its skills and expertise in providing much-needed services to third parties in the residential mortgage and real estate industries, which the Company plans to begin promoting immediately,” stated Gordon Jardin, Chief Executive Officer of Franklin Credit. “While the Bank has agreed to work with the Company in developing these new sources of revenue, and the Bank understands the benefit to both parties of developing incremental profitable revenue streams, any new revenue-generating activities will require the approval of our Bank, which does not want the Company to diminish its concentration on collecting on the collateral for its loans.”

“We have a proven ability to assess mortgage portfolios, especially those containing loans to difficult borrowers, including strong capabilities in identifying loan fraud and other contractual reasons for putting loans back to originators and sellers,” continued Mr. Jardin, “and this segment of the mortgage business is expanding rapidly.”

 “We fully expect that Franklin will be able to profitably service third-party loans with difficult borrowers, as our Company has focused on this business for over fifteen years,” observed Tom Axon, Chairman and President of the Company.  “We have held serious discussions with investor groups that understand and value what we offer.  Now that our debt has been restructured, we will resurrect these discussions, which could lead to several positive outcomes for Franklin.”

The principal economic terms of the restructuring include aggregating the remaining outstanding debt into new tranches for Franklin and Tribeca, principally consisting of (1) $1.0 billion at a rate of one-month Libor plus 225 basis points (bps), (2) $410 million at a rate of one-month Libor plus 275 bps, and (3) $125 million at a fixed rate of 10%.  Approximately $89 million of the Company’s debt was not included in the restructuring. The interest rate on all the restructured debt, except for the $125 million, adjusts on the first of each month and is in effect for the full month. The weighted average interest rate on the Company’s debt as a result of the restructuring, as of December 28, 2007, was approximately 7.47% on $1.6 billion of debt outstanding, compared with approximately 7.71% on $1.9 billion of debt outstanding immediately prior to the effective date of the restructuring.

Additional information with respect to the terms and conditions of the Forbearance Agreements may be found in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission earlier today.

On November 15, 2007, the Company announced a delay in the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007 (“Q3 2007”), in order to permit the Company to completely reassess its allowance for loan losses.  This reassessment, and the related accountants’ review, have been complicated by the parallel review by the Company’s Bank in connection with the restructuring of the Company’s debt, and are currently being completed.  The Company expects to complete its reassessment in time to file its Form 10-Q for Q3 2007 on or before January 31, 2008. On November 15, 2007, the Company also announced that it expected the reassessment to result in a substantial increase in the provision for loan losses and, concomitantly, a substantial negative stockholders’ equity as of September 30, 2007.  While that expectation has not changed, the reduction in the Company’s indebtedness by approximately $300 million in accordance with the restructuring will result in the Company recognizing a substantial gain, which should restore the Company to positive net worth as of December 31, 2007.

About Franklin Credit Management Corporation

Franklin Credit Management Corporation ("Franklin") is a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans. Franklin’s portfolio consists of loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risk as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The Company purchased these loan portfolios at a discount to the unpaid principal balance and originated loans with interest rates and fees calculated to provide a rate of return adjusted to reflect the elevated credit risk inherent in these types of loans. Franklin originated non-prime loans through its wholly-owned subsidiary, Tribeca Lending Corp. and has generally held for investment the loans acquired and a significant portion of the loans originated. The Company's executive, administrative and operations offices are located in Jersey City, New Jersey. Additional information on the company is available on the Internet at our website at www.franklincredit.com.  Franklin's common stock is listed on the NASDAQ Global Market under the symbol "FCMC".

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, changes in the level of growth in the finance and housing markets, such as slower or negative home price appreciation; (ii) the Company’s relations with the Company’s lenders and such lenders’ willingness to waive any defaults under the Company’s agreements with such lenders; (iii) increases in the delinquency rates of borrowers, (iv) the availability of clients holding sub-prime borrowers for servicing by the Company on a fee paying basis; (vi) changes in the statutes or regulations applicable to the Company’s business or in the interpretation and enforcement thereof by the relevant authorities; (vii) the status of the Company’s regulatory compliance; and (viii) other risks detailed from time to time in the Company’s SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions "Risk Factors", “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release the revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.